UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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M/I Homes, Inc.

(Name of Registrant as Specified In Its Charter)

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3 Easton Oval

Columbus, Ohio 43219

March 24, 2006

To Our Shareholders:

The 2006 Annual Meeting of Shareholders of M/I Homes, Inc. (the “Company”) will be held at 9:00 a.m., Eastern Daylight Time, on Thursday, April 27, 2006, at the offices of the Company, 3 Easton Oval, Columbus, Ohio.

Enclosed is a copy of our 2005 Annual Report, which includes our Annual Report on Form 10-K, notice of the meeting, a proxy statement and a proxy card. Please record your vote on the proxy card and return it promptly in the postage-paid envelope provided, or alternatively, vote your proxy electronically via the Internet or telephonically in accordance with the instructions on your proxy card.

We look forward to reviewing the activities of the Company at the meeting. We hope you can be with us.

Sincerely,

/s/ Robert H. Schottenstein _________________________________
Robert H. Schottenstein, Chairman and Chief Executive Officer

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD

IN THE ENVELOPE PROVIDED, OR ALTERNATIVELY,

VOTE ELECTRONICALLY OR TELEPHONICALLY

3 Easton Oval

Columbus, Ohio 43219

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 27, 2006

To Each Shareholder of M/I Homes, Inc.:

Notice is hereby given that the 2006 Annual Meeting of Shareholders of M/I Homes, Inc. (the “Company”) will be held at 9:00 a.m., Eastern Daylight Time, on Thursday, April 27, 2006, at the offices of the Company, 3 Easton Oval, Columbus, Ohio, for the following purposes:

1)	To elect three directors to serve until the 2009 annual meeting of shareholders and until their successors have been duly elected and qualified;

2)	To consider and vote upon a proposal to approve the adoption of the M/I Homes, Inc. 2006 Director Equity Incentive Plan, in the form attached hereto as Annex A;

3)	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year; and

4)	To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on February 28, 2006 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

It is important that your common shares be represented at the Annual Meeting. Whether or not you intend to be present, please complete, sign, date and return the enclosed proxy card in the envelope provided, or alternatively, vote your proxy electronically via the Internet or telephonically in accordance with the instructions on your proxy card. You may revoke your proxy at any time before it is exercised at the Annual Meeting and, if you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,

/s/ J. Thomas Mason _________________________________
J. Thomas Mason, Secretary

March 24, 2006

3 Easton Oval

Columbus, Ohio 43219

PROXY STATEMENT

for the

2006 ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 27, 2006

GENERAL

Time, Place and Purposes of Meeting

The 2006 Annual Meeting of Shareholders of M/I Homes, Inc. (the “Annual Meeting”) will be held on Thursday, April 27, 2006 at 9:00 a.m., Eastern Daylight Time, at our corporate offices at 3 Easton Oval, Columbus, Ohio. The purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Shareholders to which this Proxy Statement is attached. All references in this Proxy Statement to “M/I Homes” or the “Company” refer to M/I Homes, Inc.

Solicitation of Proxies

This Proxy Statement and the accompanying form of proxy are first being sent to the shareholders on or about March 24, 2006. This Proxy Statement is furnished in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Annual Meeting and any adjournment thereof. The Company’s 2005 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, is being mailed to all shareholders together with this Proxy Statement.

Voting by Proxy

A proxy card for use at the Annual Meeting is enclosed. You may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card in the envelope provided. Alternatively, shareholders holding common shares registered directly with the Company’s transfer agent, ComputerShare, may vote their proxies electronically via the Internet or telephonically by following the instructions on their proxy cards. The deadline for voting electronically via the Internet or telephonically is 11:59 p.m., Eastern Daylight Time, on April 26, 2006. There are no fees or charges associated with voting electronically via the Internet or telephonically, other than fees or charges, if any, that shareholders pay for access to the Internet and for telephone service. Shareholders holding common shares in “street name” with a broker, bank or other holder of record may also be eligible to vote their proxies electronically via the Internet or telephonically. Such shareholders should review the information provided to them by such holder of record. This information will set forth the procedures to be followed in instructing the holder of record how to vote the “street name” common shares and how to revoke previously given instructions.

Revocation of Proxies

You may revoke your proxy at any time before it is exercised at the Annual Meeting by filing a written notice with the Company revoking it, by duly executing a proxy card bearing a later date, by casting a new vote electronically via the Internet or telephonically or by attending the Annual Meeting and voting in person. Attending the Annual Meeting without voting will not revoke a proxy. Subject to such revocation and except as otherwise stated herein or in the form of proxy, all proxies properly executed or properly voted electronically via the Internet or telephonically that are received prior to, or at the time of, the Annual Meeting will be voted in accordance with the instructions contained therein. If no instructions are given (excluding broker non-votes), proxies will be voted for the nominees for election of directors set forth herein and for Proposals 2 and 3 and, at the discretion of the proxy holders, on all other matters that may properly be brought before the Annual Meeting or any adjournment thereof.

Outstanding Shares and Voting Rights

There were 14,127,900 of the Company’s common shares, par value $.01 per share (the “Common Shares”), issued and outstanding on February 28, 2006 (the “Record Date”), which date has been set as the record date for the purpose of determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Each Common Share outstanding on the Record Date entitles the holder to one vote on each matter submitted to a shareholder vote at the Annual Meeting. A quorum for the Annual Meeting is a majority of the outstanding Common Shares on the Record Date.

Common Shares represented by properly executed proxies returned to the Company prior to the Annual Meeting or represented by properly authenticated electronic voting instructions recorded via the Internet or telephonically will be counted toward the establishment of a quorum for the Annual Meeting even though they are marked “Abstain” or “Withheld” (from any or all nominees for director) or are not marked at all. Broker/dealers who hold Common Shares in “street name” may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such Common Shares and may vote such Common Shares on routine matters such as the election of directors, but broker/dealers may not vote such Common Shares on non-routine matters, such as the approval of the M/I Homes, Inc. 2006 Director Equity Incentive Plan, without specific instructions from the owner of such Common Shares. Proxies that are signed and submitted by broker/dealers that have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Broker non-votes count toward the establishment of a quorum for the Annual Meeting.

Proposal No. 1

ELECTION OF DIRECTORS

Pursuant to the Company’s Amended and Restated Regulations (the “Regulations”), the Board is comprised of nine directors, divided into three classes with staggered three year terms. A class of three directors is to be elected at the Annual Meeting.

Lewis R. Smoot, Sr., age 72, who has been a director since 1993 and is currently a part of the class of directors whose term expires at the Annual Meeting, recently informed the Company that he would not seek re-election and would conclude his services on the Board at the Annual Meeting. In connection with Mr. Smoot’s decision, the Board, upon the recommendation of the Nominating and Governance Committee, has nominated Yvette McGee Brown to stand for election as a director at the Annual Meeting. Ms. McGee Brown was recommended to the Nominating and Governance Committee by Mr. Smoot, who is also Chairman of the Nominating and Governance Committee. The Nominating and Governance Committee, after reviewing Ms. McGee Brown’s qualifications, considering the Board’s needs and determining Ms. McGee Brown’s independence under New York Stock Exchange Rules (“NYSE Rules”), unanimously recommended that

Ms. McGee Brown be nominated to stand for election as a director at the Annual Meeting. In addition to Ms. McGee Brown, the Board, upon the recommendation of the Nominating and Governance Committee, has nominated Thomas D. Igoe and Steven Schottenstein, both existing directors whose terms expire at the Annual Meeting, to stand for re-election as directors at the Annual Meeting.

The three nominees receiving the greatest number of votes cast will be elected to serve until the 2009 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal. Withheld votes with respect to any nominee (or all of the nominees) will be counted for purposes of establishing a quorum, but will have no effect on the election of such nominee(s).

Unless otherwise specified in your proxy, the Common Shares voted pursuant thereto will be voted FOR each of the persons named below as nominees for election as directors. The Board has no reason to believe that any nominee will not serve as a director if elected. If any nominee becomes unwilling or unable to serve as a director, the proxy holders reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board.

Your Board of Directors unanimously recommends a vote FOR each of the Director Nominees named below.

BOARD OF DIRECTORS

Name	Age	Current Position(s) with the Company and/or Business Experience	Director Since

Director Nominees – Term to Expire at 2009 Annual Meeting

Yvette McGee Brown*	44

President of The Center for Child and Family Advocacy at the Columbus Children’s Hospital, a non-profit organization dedicated to preventing child abuse and domestic violence, since January 2002. From 1993 until January 2002, she served as a Judge in the Franklin County Court of Common Pleas, Division of Domestic Relations and Juvenile Court. Ms. McGee Brown currently serves as a Director of Fifth Third Bank of Central Ohio.

			N/A

		Committee Memberships: Not applicable

Thomas D. Igoe*	74	Consultant to Bank One, NA’s Corporate Banking Division from January 1997 until December 1999. From 1962 until January 1997, Mr. Igoe was an employee of Bank One, NA, serving last as Senior Vice President – Corporate Banking.	2000

		Committee Memberships: Audit (Chairman); Nominating and Governance

Steven Schottenstein	49	Vice Chairman and Chief Operating Officer of the Company since January 1999 and Assistant Secretary of the Company since April 1992. Mr. Schottenstein served as Senior Executive Vice President of the Company from May 1996 until January 1999.	1993

		Committee Membership: Executive; Planning

BOARD OF DIRECTORS (continued)

Name	Age	Current Position(s) with the Company and/or Business Experience	Director Since

Directors – Term to Expire at 2007 Annual Meeting

Friedrich K.M. Böhm*	64	Chairman of NBBJ, the third largest architectural firm in the United States, since 1997. From 1987 until 1997, Mr. Böhm was Managing Partner and Chief Executive Officer of NBBJ. He currently serves as a Director of TRC Companies, Inc. and as a Director of The Daimler Group.	1994

		Committee Memberships: Audit; Compensation (Chairman); Executive; Planning (Co-Chairman)

Jeffrey H. Miro*	63	Partner in the law firm of Honigman Miller Schwartz and Cohn LLP. In addition, Mr. Miro is an Adjunct Professor of Law at the University of Michigan Law School. He currently serves as a Director of Sotheby’s Holdings, Inc.	1998

		Committee Membership: Compensation

Robert H. Schottenstein	53	Chairman of the Company since March 2004, Chief Executive Officer of the Company since January 2004, President of the Company since May 1996 and Assistant Secretary of the Company since March 1991. Mr. Schottenstein currently serves as a Director of Huntington Bancshares Incorporated and as a Trustee of The Ohio State University.	1993

		Committee Membership: Executive (Chairman); Planning

Directors – Term to Expire at 2008 Annual Meeting

Joseph A. Alutto, Ph.D	64	Dean of The Fisher College of Business at The Ohio State University since 1991. Dr. Alutto currently serves as a Director of Nationwide Financial Services, Inc. and United Retail Group, Inc.	2005

		Committee Membership: Planning (Co-Chairman)

Phillip G. Creek	53	Chief Financial Officer of the Company since September 2000, Senior Vice President of the Company since September 1993 and Chief Financial Officer and Treasurer of M/I Financial Corp., a wholly-owned subsidiary of the Company (“M/I Financial”), since September 2000. Mr. Creek served as Treasurer of the Company from January 1993 until February 2005 and as Senior Vice President of M/I Financial from February 1997 until September 2000.	2002

		Committee Membership: Executive; Planning

BOARD OF DIRECTORS (continued)

Name	Age	Current Position(s) with the Company and/or Business Experience	Director Since

Norman L. Traeger*	66	Founded United Skates of America, a chain of family fun centers, in 1971 and The Discovery Group, a venture capital firm, in 1983. Mr. Traeger currently owns and manages industrial, commercial and office real estate.	1997

		Committee Memberships: Audit; Compensation; Nominating and Governance

Robert H. Schottenstein and Steven Schottenstein are brothers.

* Independent Director under NYSE Rules.

INFORMATION REGARDING THE BOARD, ITS COMMITTEES AND CORPORATE GOVERNANCE

Board Organization and Committees

The Board currently has nine members. The Board has determined that five of the nine directors meet the criteria for independence required by NYSE Rules. With respect to the five independent directors (Friedrich K.M. Böhm, Thomas D. Igoe, Jeffrey H. Miro, Lewis R. Smoot, Sr. and Norman L. Traeger), the Board made this determination on the basis that they have no relationships with the Company, either directly or indirectly, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationships, other than serving as a director of the Company. With respect to Joseph A. Alutto, Ph.D., Dean of The Fisher College of Business at The Ohio State University (“OSU”), the Board determined that Dr. Alutto currently does not meet the criteria for independence required by NYSE rules. The Board made this determination based on the Company’s relationship with OSU, including Robert H. Schottenstein’s membership on the OSU Board of Trustees.

The Board determined that Yvette McGee Brown, a nominee for election as a director at the Annual Meeting, meets the criteria for independence required by NYSE Rules. When assessing Ms. McGee Brown’s independence, the Board took into account her service as a director of Fifth Third Bank of Central Ohio, an affiliate of Fifth Third Bank, which is a lender under the Company’s Amended and Restated Credit Agreement (the “Credit Agreement”). The Board made the determination of independence, based on (1) the relative size of Fifth Third Bank’s commitment under the Credit Agreement (approximately 3% of the total commitment of the 21 lenders under the Credit Agreement); (2) the total amount of interest and fees paid by the Company to Fifth Third Bank during each of the last three fiscal years being insignificant under the standard set forth in NYSE Rule 303A.02(b)(v); (3) the unlikelihood that any matter relating to the Company would come before the Board of Directors of Fifth Third Bank of Central Ohio, since it is not a direct party to the Credit Agreement; and (4) Ms. McGee Brown’s agreement in any event to abstain from any such matter relating to the Company coming before the Board of Directors of Fifth Third Bank of Central Ohio.

Pursuant to the Company’s Corporate Governance Guidelines, each independent director is required to notify the Chairman of the Company’s Nominating and Governance Committee, as soon as practicable, in the event the director’s circumstances change in a manner that may affect the Board’s evaluation of his or her independence.

During 2005, the Board held four meetings and all of the members of the Board attended at least 75% of the meetings of the Board and the committees on which they served.

During 2005, the Board had four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Executive Committee. In accordance with the applicable Securities and Exchange Commission Rules (“SEC Rules”) and NYSE Rules, each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee has its own written charter, which is available on the Company’s website at mihomes.com under the heading “Investor Relations” or by writing to M/I Homes, Inc., 3 Easton Oval, Suite 500, Columbus, Ohio 43219, c/o General Counsel and Secretary. All committees report on their activities to the Board.

Audit Committee. The Audit Committee operates pursuant to a written Audit Committee Charter adopted by the Board which reflects SEC Rules and NYSE Rules relating to audit committees. The Audit Committee annually reviews and assesses the adequacy of its Charter and recommends changes to the Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices. The primary purpose of the Audit Committee is to assist the Board in its oversight of: (1) the integrity of the Company’s consolidated financial statements and internal control over financial reporting; (2) the Company’s compliance with legal and regulatory requirements; (3) the Company’s independent registered public accounting firm’s qualifications and independence; and (4) the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm. The Audit Committee’s specific responsibilities include: (1) reviewing the

Company’s accounting procedures and policies; (2) reviewing the activities of the internal auditors and the Company’s independent registered public accounting firm; (3) reviewing the independence and objectivity of the independent registered public accounting firm, including potential conflicts of interest; (4) monitoring and evaluating the Company’s internal control over financial reporting; (5) having responsibility for the hiring, retention and fees of the Company’s independent registered public accounting firm; and (6) other matters required by SEC Rules and NYSE Rules. Each member of the Audit Committee qualifies as independent and is financially literate under the applicable SEC Rules and NYSE Rules. The Board has determined that the Audit Committee’s Chairman, Thomas D. Igoe, qualifies as an audit committee financial expert as defined by SEC Rules. The Board determined that Mr. Igoe has acquired the requisite attributes to qualify as an audit committee financial expert by virtue of his more than 35 years as a commercial banker. During his banking career, Mr. Igoe’s responsibilities included analyzing and evaluating consolidated financial statements in order to make lending decisions and actively supervising others in conducting financial statement and financial condition analysis and evaluation. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee met five times during 2005. In addition, the Chairman of the Audit Committee, on behalf of the Audit Committee, met quarterly with the Company’s senior financial management, including internal audit, and the Company’s independent registered public accounting firm, and discussed the Company’s interim and fiscal year financial information prior to public release. These meetings were followed up with a telephonic report by the Audit Committee Chairman to the other members of the Audit Committee. The Audit Committee’s report relating to the 2005 fiscal year appears on pages 27 and 28 of this Proxy Statement.

Compensation Committee. The Compensation Committee operates pursuant to a written Compensation Committee Charter adopted by the Board which reflects NYSE Rules relating to compensation committees. The Compensation Committee annually reviews and assesses the adequacy of its Charter and recommends changes to the Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices. The Compensation Committee’s purpose is to assist the Board in discharging its responsibilities relating to the compensation (cash, equity and otherwise) to be provided to the executive officers and directors of the Company. The Charter sets forth the responsibilities and duties of the Compensation Committee, which include: (1) reviewing, approving and determining the compensation for the executive officers; (2) developing and administering plans necessary to ensure the compensation paid to the executive officers is tax deductible; (3) administering the Company’s incentive and equity-based compensation plans with respect to the executive officers; and (4) preparing an annual report on executive compensation for inclusion in the proxy statement. Each member of the Compensation Committee qualifies as independent under the applicable NYSE Rules. The Compensation Committee met four times during 2005.

Nominating and Governance Committee. The Nominating and Governance Committee operates pursuant to a written Nominating and Governance Committee Charter adopted by the Board which reflects NYSE Rules relating to nominating committees. The Nominating and Governance Committee annually reviews and assesses the adequacy of its Charter and recommends changes to the Board as necessary to reflect changes in regulatory requirements, authoritative guidance and evolving practices. The Nominating and Governance Committee’s primary responsibility is to assist the Board on the broad range of issues surrounding the composition and operation of the Board, including: (1) identifying individuals qualified to become directors; (2) recommending to the Board director nominees for the next annual meeting of shareholders; and (3) developing and recommending to the Board a set of corporate governance principles. In addition, the Nominating and Governance Committee recommends to the Board committee selections and oversees the evaluation of the Board. Each member of the Nominating and Governance Committee qualifies as independent under the applicable NYSE Rules. The Nominating and Governance Committee met four times during 2005.

Executive Committee. When the Board is not in session, the Executive Committee may exercise those powers and may carry out those duties of the Board which may lawfully be delegated by the Board. During 2005, the Executive Committee did not hold any formal meetings.

Corporate Governance Guidelines

In accordance with NYSE Rules, the Board operates pursuant to written Corporate Governance Guidelines which are intended to promote the effective functioning of the Board and its committees and to reflect the Company’s commitment to the highest standards of corporate governance. The Board, with the assistance of the Nominating and Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they are in compliance with all applicable requirements. The Corporate Governance Guidelines are available on the Company’s website at mihomes.com under the heading “Investor Relations” or by writing to M/I Homes, Inc., 3 Easton Oval, Suite 500, Columbus, Ohio 43219, c/o General Counsel and Secretary.

Attendance at Annual Shareholder Meetings

The Company does not have a formal policy with respect to attendance by the directors at the annual meeting of shareholders. However, directors are encouraged to attend, and the Board and its committees meet immediately following the annual meeting of shareholders. All of the directors then in office attended the 2005 Annual Meeting of Shareholders.

Code of Business Conduct and Ethics

All of the Company’s directors, officers and employees must adhere to the Company’s Code of Business Conduct and Ethics, which complies with the applicable SEC Rules and NYSE Rules. The Code of Business Conduct and Ethics is available on the Company’s website at mihomes.com under the heading “Investor Relations” or by writing to M/I Homes, Inc., 3 Easton Oval, Suite 500, Columbus, Ohio 43219, c/o General Counsel and Secretary.

Executive Sessions

In accordance with the Company’s Corporate Governance Guidelines and NYSE Rules, the non-management directors meet (without management present) at regularly scheduled meetings at least twice per year and at such other times as the directors deem necessary or appropriate. Each executive session is chaired by one of the non-management directors on a rotating basis in alphabetical order. During 2005, the non-management directors held four executive sessions.

Communications with the Board of Directors

The Board believes it is important for shareholders to have a process to send communications to the Board. Accordingly, shareholders who wish to communicate with the Board or a particular director or group of directors may do so by sending a letter to the Secretary of the Company at 3 Easton Oval, Suite 500, Columbus, Ohio 43219. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Nomination of Directors

As described above, the Company has a standing Nominating and Governance Committee that has responsibility for providing oversight on the broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board.

When considering candidates for the Board, the Nominating and Governance Committee evaluates the entirety of each candidate’s credentials and does not have any specific eligibility requirements or minimum qualifications that must be met by a Nominating and Governance Committee-recommended nominee. The Nominating and Governance Committee considers those factors it deems appropriate, including judgment, skill, independence, diversity, strength of character, experience with businesses and organizations comparable in size or scope, experience as an executive of, or advisor to, a publicly traded or private company, experience and skill relative to other Board members, specialized knowledge or experience and desirability of the candidate’s membership on the Board. Depending upon the current needs of the Board, the Nominating and Governance Committee may weigh certain factors more or less heavily. The Nominating and Governance Committee does, however, believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would materially interfere with performance as a director.

The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including shareholder recommendations, and does not evaluate candidates differently based on who has made the recommendation. Pursuant to its written charter, the Nominating and Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating candidates and to approve the fees and other retention terms for any such consultant or search firm. No such consultant or search firm has been used to date.

Shareholders may recommend director candidates for consideration by the Nominating and Governance Committee by giving written notice of the recommendation to the Secretary of the Company at 3 Easton Oval, Suite 500, Columbus, Ohio 43219. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation or employment, as well as a description of the candidate’s qualifications, attributes and other skills. A written statement from the candidate consenting to serve as a director, if so nominated and elected, must accompany any such recommendation.

The Board, taking into account the recommendations of the Nominating and Governance Committee, selects the nominees for election as directors at the annual meeting of shareholders. In addition, shareholders who wish to nominate one or more persons for election as a director at the annual meeting of shareholders may do so provided they comply with the nomination procedures set forth in the Regulations. To nominate one or more persons for election as a director at an annual meeting, the Regulations require that a shareholder give written notice of such shareholder’s intent to make such nomination or nominations by personal delivery or by United States Mail, postage pre-paid, to the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting (or, if the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting or in the case of a special meeting, within seven days after the date the Company mails or otherwise gives notice of the date of the meeting). Such notice shall set forth: (1) the name and address of the person or persons to be nominated; (2) a representation that the shareholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (4) such other information regarding each nominee proposed by the shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board; and (5) the consent of each nominee to serve as a director of the Company, if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Proposal No. 2

APPROVAL OF THE M/I HOMES, INC. 2006 DIRECTOR EQUITY INCENTIVE PLAN

Proposal

The Board proposes that the shareholders approve the adoption of the M/I Homes, Inc. Director Equity Incentive Plan (the “Director Plan”). On February 13, 2006, the Board adopted the Director Plan, subject to approval by the shareholders. Set forth below is a summary of the principal features of the Director Plan, which is qualified in its entirety by the text of the Director Plan, a copy of which is attached to this Proxy Statement as Annex A.

Purpose

The Director Plan is intended to foster and promote the long-term financial success of the Company and increase shareholder value by providing non-employee directors of the Company (“Non-Employee Directors”) an opportunity to acquire an ownership interest in the Company and assisting the Company in attracting and retaining the services of outstanding Non-Employee Directors. The Director Plan serves these purposes by making equity-based awards (“Awards”) available for grant to Non-Employee Directors in the form of (1) non-qualified stock options to purchase Common Shares (“Options”); (2) whole Common Shares (“Whole-Shares”); (3) Common Shares subject to certain terms, conditions and restrictions (“Restricted Stock”); and (4) stock units representing a right to receive future payment in Common Shares (“Stock Units”).

Although the Non-Employee Directors are currently eligible to receive discretionary awards under the Company’s 1993 Stock Incentive Plan as Amended (the “1993 Stock Incentive Plan”), the Board believes that the various types of Awards available under the Director Plan will provide the Company with greater flexibility to respond to market changes in equity compensation practices relating to director compensation. If the Director Plan is approved by the shareholders at the Annual Meeting, the Board does not plan to grant any new awards under the 1993 Stock Incentive Plan to the Non-Employee Directors. However, outstanding awards granted to the Non-Employee Directors under the 1993 Stock Incentive Plan will remain outstanding and will continue to vest and may be exercised in accordance with their respective terms.

Administration

Under the Director Plan, the Board will determine which Non-Employee Directors will be granted Awards, the type of each Award granted and the terms and conditions of each Award. The Board may establish different terms and conditions (1) for each type of Award granted to a Non-Employee Director; (2) for each Non-Employee Director receiving the same type of Award; and (3) for the same Non-Employee Director for each Award he or she receives, whether or not those Awards are granted at different times.

The Director Plan will be administered by the Compensation Committee. Each Compensation Committee member meets the criteria for independence required by NYSE Rules and is a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee will have the authority to adopt, amend and rescind rules and regulations for the administration of the Director Plan and complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Director Plan. Any action taken by the Compensation Committee will be final, binding and conclusive.

Each Award granted under the Director Plan will be evidenced by an award agreement which will set forth the terms of the Award, including (1) the type of Award and when and how it may be exercised or earned; (2) any exercise price associated with the Award; (3) how the Award will or may be settled; and (4) any other applicable terms and conditions affecting the Award.

Eligibility

Only Non-Employee Directors will be eligible to receive Awards under the Director Plan. Assuming the Board’s nominees for director are elected at the Annual Meeting, there will initially be six Non-Employee Directors eligible to receive Awards under the Director Plan.

Common Shares Available Under the Director Plan

The maximum number of Common Shares available for the grant of Awards under the Director Plan will be 200,000. This number (as well as the appropriate terms of outstanding Awards) will be adjusted to take into account any stock dividend, stock split, recapitalization, merger, consolidation, combination, spin-off, distribution of assets, exchange of shares or other similar change affecting the Common Shares. Common Shares issued under the Director Plan may be treasury shares or authorized but unissued Common Shares. Any Common Shares that are subject to an Award that is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without the issuance of Common Shares will be available for future Awards.

On the Record Date, the closing price of the Common Shares on the NYSE was $42.12.

Awards Subject to the Director Plan

Options. The Board may grant Options at any time during the term of the Director Plan in such amounts as the Board determines. The exercise price of any Option will be at least equal to the fair market value of the Common Shares (i.e., the closing price of the Common Shares on the NYSE) on the date the Option is granted. The Board will also determine the term of the Option (which may not exceed ten years), the vesting periods, the permissible methods of payment of the exercise price (cash, Common Shares owned for at least six months prior to the exercise date and/or cashless exercise) and any other terms of the Option, all of which will be reflected in the associated award agreement. A Non-Employee Director will have no rights as a shareholder of the Company with respect to the Common Shares subject to an Option until he or she has exercised the Option and paid the exercise price.

Whole-Shares. The Board may grant Whole-Shares at any time during the term of the Director Plan in such amounts and upon such terms as the Board determines, all of which terms will be reflected in the associated award agreement. Unless otherwise provided in the associated award agreement, a Non-Employee Director will have all of the rights of a shareholder of the Company with respect to the Common Shares subject to an Award of Whole-Shares upon the date of grant.

Restricted Stock. The Board may grant shares of Restricted Stock at any time during the term of the Director Plan in such amounts as the Board determines. Grants of Restricted Stock consist of Common Shares which are issued to a Non-Employee Director but which are subject to forfeiture based upon satisfaction of certain terms, restrictions and conditions. The Board will determine such terms, restrictions and conditions, all of which will be reflected in the associated award agreement. No terms, restrictions or conditions imposed on shares of Restricted Stock granted under the Director Plan may lapse sooner than three years after the date of grant. During the restriction period, the Restricted Stock will be held by the Company as escrow agent.

During the restriction period, a Non-Employee Director (1) may not sell or otherwise transfer the Common Shares subject to a grant of Restricted Stock (unless otherwise specified in the associated award agreement) but (2) will be entitled to exercise full voting rights, and receive all dividends paid, with respect to the Common Shares subject to the Restricted Stock. At the end of the restriction period, the shares of Restricted Stock will be (1) forfeited, if all terms, restrictions and conditions specified in the associated award agreement have not been met, or (2) released from escrow and distributed to the Non-Employee Director, if all terms, restrictions and conditions specified in the associated award agreement have been met.

Stock Units. The Board may grant Stock Units at any time during the term of the Director Plan in such amounts as the Board determines. A Stock Unit is a notional account representing a right to receive one Common

Share in the future. All Stock Units will be settled in Common Shares at the time of the Non-Employee Director’s separation from service (as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) from the Company. A Non-Employee Director will have no voting rights with respect to the Common Shares underlying an Award of Stock Units until such time as the Stock Units are settled in Common Shares, but dividends paid with respect to the Common Shares after the date of a grant of Stock Units will accrue and be added to the Non-Employee Director’s Stock Units.

Termination of Service

Unless otherwise specified in the associated award agreement, upon a Non-Employee Director’s death or disability (as defined under Section 409A of the Code), (1) all Options held by such Non-Employee Director will become fully exercisable and may be exercised at any time before the earlier of the expiration date of the Award or five years after the date of death or disability, and (2) all restrictions applicable to Whole-Shares, Restricted Stock and Stock Units held by such Non-Employee Director will lapse. Unless otherwise specified in the associated award agreement, any outstanding Awards held by a Non-Employee Director will be forfeited if such Non-Employee Director terminates his or her service on the Board for any reason other than death or disability.

Buy-Out of Awards

At any time, the Board, in its sole discretion and without the consent of the affected Non-Employee Director, may cancel any or all outstanding Awards held by a Non-Employee Director by providing written notice of cancellation to such Non-Employee Director. If a buy-out notice is given, the Company will pay to the Non-Employee Director the difference between the fair market value of each Award to be cancelled and the exercise price associated with each cancelled Award (if any). Payment of the buy-out amount will be made in Common Shares. No payment will be made with respect to any Award that is not exercisable when cancelled (or, in the case of Restricted Stock, any Award that is subject to a term, restriction or condition and not vested when cancelled).

Change in Control

Upon a Change in Control (as defined under Section 409A of the Code), all Awards will be fully exercisable and all restrictions on outstanding Awards will lapse.

Repricing

The Director Plan expressly prohibits repricing an Award without the prior approval of the shareholders.

Transferability

Awards may generally not be transferred except by will or the laws of descent and distribution, and, during a Non-Employee Director’s lifetime, an Award may be exercised only by such Non-Employee Director or his or her guardian or legal representative. Notwithstanding the foregoing, with the consent of the Compensation Committee, a Non-Employee Director may transfer an Award to an immediate family member, or an entity established solely for the benefit of immediate family members or whose owners are solely immediate family members, or a charitable organization described in Section 501(c)(3) of the Code.

Term and Amendment, Suspension and Termination

The Director Plan will become effective upon its approval by the shareholders, and, unless earlier terminated or suspended by the Board, will continue until April 27, 2016. The Board may terminate, suspend or amend the Director Plan at any time without shareholder approval, except to the extent that shareholder approval is required to satisfy applicable requirements of Rule 16b-3 under the Exchange Act, the Code or NYSE Rules. In addition, except as otherwise provided in the Director Plan or the associated award agreement, no termination, suspension or amendment of the Director Plan may adversely affect any outstanding Award without the consent of the affected Non-Employee Director. The Board may, however, amend the Director Plan, and the Compensation Committee may amend the associated award agreements, to take effect retroactively or otherwise, to the extent necessary to avoid penalties arising under Section 409A of the Code even if any such amendment adversely affects rights granted to Non-Employee Directors under the Director Plan or the associated award agreements.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income and employment tax consequences relating to the Director Plan. This summary is based on U.S. federal tax laws and regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income or employment tax laws.

Options. All Options granted under the Director Plan will be non-qualified stock options (“NSOs”). A Non-Employee Director will not recognize any income when an NSO is granted, and the Company will not receive a deduction at that time. However, when an NSO is exercised, a Non-Employee Director will recognize ordinary income equal to the excess, if any, of the fair market value of the Common Shares that the Non-Employee Director purchased on the date of exercise over the exercise price. Also, this same amount will be subject to employment taxes, including social security and Medicare taxes. If a Non-Employee Director uses Common Shares or a combination of Common Shares and cash to pay the exercise price of an NSO, the Non-Employee Director will have ordinary income equal to the value of the excess of the number of Common Shares that he or she purchases over the number he or she surrenders, less any cash he or she uses to pay the exercise price. This same amount will be subject to employment taxes, including social security and Medicare taxes. When an NSO is exercised, the Company will be entitled to a deduction equal to the ordinary income that the Non-Employee Director recognizes.

If the amount a Non-Employee Director receives when he or she disposes of the Common Shares that he or she acquired by exercising an NSO is larger than the exercise price the Non-Employee Director paid, the excess will be treated as a long-term or short-term capital gain, depending on whether the Non-Employee Director held the Common Shares for more than one year after he or she acquired them by exercising the NSO. If the amount a Non-Employee Director receives when he or she disposes of the Common Shares that he or she acquired by exercising an NSO is less than the exercise price the Non-Employee Director paid, the difference will be treated as a long-term or short-term capital loss, depending on whether the Non-Employee Director held the Common Shares for more than one year after he or she acquired them by exercising the NSO.

Whole-Shares. Upon an issuance of an Award of Whole Shares, a Non-Employee Director will recognize ordinary income equal to the fair market value of the Common Shares issued, and the Company will receive a deduction in the same amount at that time. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes.

If the amount a Non-Employee Director receives when he or she disposes of these Common Shares is larger than the fair market value of the Common Shares at the date of their issuance, the excess will be treated as a long-term or short-term capital gain, depending on whether the Non-Employee Director held the Common Shares for more than one year after he or she acquired them. If the amount a Non-Employee Director receives when he or she disposes of these Common Shares is less than the fair market value of the Common Shares at the date of their issuance, the difference will be treated as a long-term or short-term capital loss, depending on whether the Non-Employee Director held the Common Shares for more than one year after he or she acquired them.

Restricted Stock. Unless a Non-Employee Director makes an election under Section 83(b) of the Code, the Non-Employee Director will not recognize taxable income when Restricted Stock is granted, and the Company will not receive a deduction at that time. Instead, a Non-Employee Director will recognize ordinary income when the Restricted Stock vests (i.e., when the applicable terms, restrictions and conditions have been met) equal to the fair market value of the Common Shares the Non-Employee Director receives when the terms, restrictions and conditions have been met, less any consideration paid for the Restricted Stock, and the Company generally will be entitled to a deduction equal to the income that the Non-Employee Director recognizes. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes.

If the amount a Non-Employee Director receives when he or she disposes of these Common Shares is larger than the fair market value of the Common Shares when the Restricted Stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the Non-Employee Director held the Common Shares for more than one year after the Restricted Stock vested. Conversely, if the amount the Non-Employee Director receives when he or she disposes of these Common Shares is less than the fair market value of the Common Shares when the Restricted Stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the Non-Employee Director held the Common Shares for more than one year after the Restricted Stock vested.

If a Non-Employee Director makes a Section 83(b) election, he or she will recognize ordinary income on the grant date equal to the fair market value of the Common Shares subject to the Restricted Stock Award on the grant date, and the Company will be entitled to a deduction equal to the income that the Non-Employee Director recognizes at that time. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. However, the Non-Employee Director will not recognize income when (and if) the Restricted Stock vests. If a Non-Employee Director earns the Common Shares subject to a Restricted Stock Award, any appreciation between the grant date and the date the Non-Employee Director disposes of the Common Shares will be treated as a long-term or short-term capital gain, depending on whether the Non-Employee Director held the Common Shares for more than one year after the grant date. If the amount the Non-Employee Director receives when he or she disposes of these Common Shares is less than the fair market value of the Common Shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the Non-Employee Director held the Common Shares for more than one year after the grant date. Also, if a Non-Employee Director forfeits his or her Restricted Stock, the Non-Employee Director cannot take a tax deduction in connection with such forfeiture.

Stock Units. A Non-Employee Director will not recognize taxable income when the Company grants the Non-Employee Director Stock Units, and the Company will not receive a deduction at that time. However, upon the Non-Employee Director’s separation from service from the Company and settlement of such Stock Units, the Non-Employee Director will recognize ordinary income equal to the fair market value of the Common Shares the Non-Employee Director receives. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. The Company generally will be entitled to a deduction equal to the income that the Non-Employee Director recognizes.

If the amount a Non-Employee Director receives when he or she disposes of the Common Shares acquired upon the settlement of a Stock Unit is larger than the fair market value of the Common Shares when they were issued to the Non-Employee Director, the excess will be treated as a long-term or short-term capital gain, depending on whether the Non-Employee Director held the Common Shares for more than one year after they were issued. Conversely, if the amount the Non-Employee Director receives when he or she disposes of these Common Shares is less than the fair market value of the Common Shares when they were issued, the difference will be treated as a long-term or short-term capital loss, depending on whether the Non-Employee Director held the Common Shares for more than one year after they were issued.

Section 409A of the Internal Revenue Code. In 2004, the Code was amended to add Section 409A, which creates new rules for amounts deferred under “non-qualified deferred compensation plans.” Section 409A includes a broad definition of non-qualified deferred compensation plans, which may extend to various types of Awards granted under the Director Plan. The proceeds of any grant that is subject to Section 409A are subject to a 20 percent excise tax if those proceeds are distributed before the recipient separates from service or before the occurrence of other specified events, such as death, disability or a change in control, all as defined in Section 409A. The Internal Revenue Service (the “IRS”) has not finalized regulations describing the effect of Section 409A on the types of Awards issuable pursuant to the Director Plan. The Compensation Committee intends to administer the Director Plan to avoid or minimize the effect of Section 409A and, if necessary, the Board will amend the Director Plan and the Compensation Committee will amend the associated award agreements to comply with Section 409A before December 31, 2006 (or a later date specified by the IRS).

ANY U.S. FEDERAL TAX ADVICE CONTAINED IN THE FOREGOING SUMMARY IS NOT INTENDED OR WRITTEN BY THE PREPARER OF SUCH ADVICE TO BE USED, AND IT CANNOT BE USED BY THE RECIPIENT, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE RECIPIENT. THIS DISCLOSURE IS INTENDED TO SATISFY U.S. TREASURY DEPARTMENT REGULATIONS.

Plan Benefits

No Awards have been granted under the Director Plan. All Awards under the Director Plan are discretionary. As a result, the specific number and terms of Awards that will be made to the Non-Employee Directors in the future are not determinable under the terms of the Director Plan. Historically, the Board has utilized non-qualified stock options priced at fair market value at the time of grant as the form of equity-based compensation for the Non-Employee Directors. During 2005, after conducting a review of the equity-based awards then available for grant to the Non-Employee Directors under the 1993 Stock Incentive Plan, the Board decided (1) not to grant any equity-based awards during 2005 to the Non-Employee Directors and (2) to adopt the Director Plan and propose that the shareholders approve the Director Plan at the Annual Meeting. If the shareholders approve the Director Plan at the Annual Meeting, the Board plans to grant the following Awards under the Director Plan in 2006: (1) 2,000 Stock Units to each Non-Employee Director then in office who was also a director in 2005 (1,000 in respect of services provided as a director in 2005 and 1,000 in respect of services provided as a director in 2006) and (2) 1,000 Stock Units to each other Non-Employee Director in respect of services provided as a director in 2006.

Information Regarding Existing Equity Compensation Plans

For information regarding Common Shares to be issued and available for issuance under the Company’s existing equity compensation plans, see the “Equity Compensation Plan Information” table appearing on page 21 of this Proxy Statement.

Recommendation and Vote

The affirmative vote of holders of a majority of the outstanding Common Shares entitled to vote at the Annual Meeting is required to approve the adoption of the Director Plan. Abstentions and broker non-votes will be counted for purposes of establishing a quorum and will have the same effect as a vote against the proposal.

Your Board of Directors unanimously recommends a vote FOR the approval of the adoption of the M/I Homes, Inc. 2006 Director Equity Incentive Plan.

Proposal No. 3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. Deloitte & Touche LLP served as the Company’s independent registered public accounting firm for fiscal year 2005. Although action by the shareholders in this matter is not required, the Audit Committee believes that shareholder ratification of its appointment of Deloitte & Touche LLP is appropriate because of the independent registered public accounting firm’s role in reviewing the quality and integrity of the Company’s internal control over financial reporting. A representative of Deloitte & Touche LLP will be present at the Annual Meeting. The representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of holders of a majority of the outstanding Common Shares entitled to vote at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2006. Abstentions and broker non-votes will be counted for purposes of establishing a quorum and will have the same effect as a vote against the proposal. In the event that the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will consider other independent registered public accounting firms.

Your Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2006.

EXECUTIVE OFFICERS AND CERTAIN KEY EMPLOYEES

The executive officers of the Company during 2005 were Robert H. Schottenstein, Steven Schottenstein and Phillip G. Creek. Biographical information with respect to these executive officers is set forth on pages 3 and 4 of this Proxy Statement. Effective as of February 13, 2006, the Board designated J. Thomas Mason, Senior Vice President, General Counsel and Secretary, as an additional executive officer. The following table sets forth biographical information with respect to Mr. Mason and certain key employees of the Company:

Name	Age	Current Positions with Company/Business Experience	Year Started
J. Thomas Mason	48	Senior Vice President, General Counsel and Secretary of the Company since July 2002. Prior to July 2002, Mr. Mason was a partner with the law firm of Vorys, Sater, Seymour and Pease LLP in Columbus, Ohio where he practiced real estate law.	2002

Paul S. Rosen	55	Chief Executive Officer of M/I Financial since February 1994, President of M/I Financial since August 1995 and Senior Vice President of the Company since February 1999. From the time he joined the Company in August 1993 until February 1994, Mr. Rosen was Vice President of M/I Financial.	1993

Lloyd T. Simpson	60	President, Columbus Region since November 1996. From the time he joined the Company in 1984 until February 1996, Mr. Simpson was Vice President/Regional Manager of the Ohio Region and from February 1996 until November 1996, he was Vice President/Regional Manager of the Columbus Region.	1984

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the Record Date, the number and percentage of the outstanding Common Shares beneficially owned by each person who, to the knowledge of the Company, beneficially owns more than five percent of the outstanding Common Shares, by each of the Company’s directors, nominees for director and Named Executive Officers (as defined below), and by all of the current directors and executive officers of the Company as a group. Except as set forth in the footnotes to the table, the shareholders have sole voting and dispositive power with respect to such Common Shares:

Name of Beneficial Owner	Number of Common Shares (1)		Percent of Class
Joseph A. Alutto, Ph.D.	1,534		*
Friedrich K. M. Böhm	22,006	(2)	*
Yvette McGee Brown	—		*
Phillip G. Creek	39,227	(2)	*
Thomas D. Igoe	11,787	(2)	*
Jeffrey H. Miro	24,471	(2)	*
Robert H. Schottenstein	884,605	(2)(3)	6.2%
Steven Schottenstein	959,470	(2)(4)	6.8%
Lewis R. Smoot, Sr.	14,968	(2)	*
Norman L. Traeger	30,779	(2)	*
All current directors and executive officers as a group (10 persons)	1,997,446		13.9%
FMR Corp. 82 Devonshire Street Boston, MA 02109	1,730,000	(5)	12.1%
Basswood Capital Management, LLC 645 Madison Avenue New York, NY 10022	1,302,778	(6)	9.1%
Barclays Global Investors, NA. 45 Fremont Street San Francisco, CA 94105	1,250,531	(7)	8.7%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,014,151	(8)	7.1%
NFJ Investment Group L.P. 2100 Ross Avenue, Suite 1840 Dallas, TX 75201	957,300	(9)	6.7%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	760,100	(10)	5.3%

*	Less than one percent of the outstanding Common Shares.

(1)

The amounts shown include 1,334, 14,866, 4,401, 445, 12,671, 6,205, 5,670, 3,168 and 13,971 Common Shares held by Joseph A. Alutto, Ph.D., Friedrich K.M. Böhm, Phillip G. Creek, Thomas D. Igoe, Jeffrey H. Miro, Robert H. Schottenstein, Steven Schottenstein, Lewis R. Smoot, Sr. and Norman L. Traeger, respectively, under the terms of the Company’s Executives’ Deferred Compensation Plan or the Company’s Director Deferred Compensation Plan, as applicable. Under the terms of the Executives’ Deferred Compensation Plan and the Director Deferred Compensation Plan, a participant does not beneficially own, or have voting or dispositive power with respect to, Common Shares acquired under the plan, until such Common Shares are distributed pursuant to the terms of the plan.

(2)

The amounts shown include 3,000, 31,400, 5,000, 7,800, 48,000, 48,000, 7,800 and 7,800 Common Shares for Friedrich K.M. Böhm, Phillip G. Creek, Thomas D. Igoe, Jeffrey H. Miro, Robert H. Schottenstein, Steven Schottenstein, Lewis R. Smoot, Sr. and Norman L. Traeger, respectively, which underlie currently exercisable stock options.

(3)

830,400 of these Common Shares are held of record by IES Family Holdings No. 2, LLC, an Ohio limited liability company. Robert H. Schottenstein is the sole manager of IES Family Holdings No. 2, LLC and has sole voting and dispositive power with respect to such 830,400 Common Shares.

(4)

905,800 of these Common Shares are held of record by IES Family Holdings No. 4, LLC, an Ohio limited liability company. Steven Schottenstein is the sole manager of IES Family Holdings No. 4, LLC and has sole voting and dispositive power with respect to such 905,800 Common Shares.

(5)

Based on information set forth in a Schedule 13G/A dated February 14, 2006, which was filed on behalf of FMR Corp., a parent holding company, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp., an investment company, Edward C. Johnson 3rd, Chairman of FMR Corp., and Fidelity Low Priced Stock Fund (the “Fund”), an investment company. Fidelity is the beneficial owner of such Common Shares as a result of acting as investment adviser to various investment companies (including the Fund, which holds such Common Shares). Mr. Johnson and FMR Corp., through its control of Fidelity, and the Fund each has sole dispositive power with respect to such Common Shares. The Fund has sole voting power with respect to such Common Shares, and Fidelity carries out the voting of the Common Shares held by the Fund under written guidelines established by the Fund’s Board of Trustees.

(6)

Based on information set forth in a Schedule 13G/A dated February 14, 2006, which was filed on behalf of Basswood Capital Management, LLC (“Basswood”), Matthew Lindenbaum, a Managing Member of Basswood, and Bennett Lindebaum, a Managing Member of Basswood, each of whom has shared voting and dispositive power with respect to such Common Shares.

(7)

Based on information set forth in a Schedule 13G dated January 31, 2006, which was filed on behalf of Barclays Global Investors, NA. (“BGI”), Barclays Global Fund Advisors (“BGFA”) and certain other Barclays entities. BGI has sole voting power with respect to 836,235 of such Common Shares and sole dispositive power with respect to 949,125 of such Common Shares, and BGFA has sole voting and dispositive power with respect to 301,406 of such Common Shares.

(8)

Based on information set forth in a Schedule 13G dated February 1, 2006, which was filed on behalf of Dimensional Fund Advisors Inc., who has sole voting and dispositive power with respect to such Common Shares.

(9)

Based on information set forth in a Schedule 13G dated February 10, 2006, which was filed on behalf of NFJ Investment Group L.P, who has sole voting and dispositive power with respect to such Common Shares.

(10)

Based on information set forth in a Schedule 13G dated January 27, 2006, which was filed on behalf of Franklin Resources, Inc. (“FRI”), Franklin Advisory Services, LLC (“FAS”), a subsidiary of FRI, and Charles B. Johnson and Rupert H. Johnson, Jr., the principal shareholders of FRI. FAS has sole voting power with respect to 757,500 of such Common Shares and sole dispositive power with respect to all of such Common Shares.

The address of Robert H. Schottenstein and Steven Schottenstein is 3 Easton Oval, Suite 500, Columbus, Ohio 43219.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the annual compensation and other compensation for each of the fiscal years ended December 31, 2005, 2004 and 2003 for the Company’s Chief Executive Officer and for each other executive officer of the Company who was serving as an executive officer at the end of the most recently completed fiscal year (the “Named Executive Officers”):

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($) (1) (2)	Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($) (3)
Robert H. Schottenstein Chief Executive Officer and President	2005 2004 2003	550,000 550,000 496,346	1,925,000 1,925,000 1,625,000	198,114 115,308 67,081	(4) (4) (4)	65,000 55,000 40,000	61,443 61,676 61,549

Steven Schottenstein Chief Operating Officer	2005 2004 2003	500,000 500,000 460,654	1,750,000 1,750,000 1,500,000	6,933 6,513 2,643	(4) (4) (4)	65,000 55,000 40,000	49,343 49,576 49,449

Phillip G. Creek Senior Vice President and Chief Financial Officer	2005 2004 2003	383,800 300,000 273,173	800,000 600,000 525,000	1,656 1,551 624	(4) (4) (4)	20,000 15,000 8,000	19,504 20,627 19,610

(1)	Represents amounts earned pursuant to the Company’s 2004 Executive Officers Compensation Plan, which was approved by the Company’s shareholders at the 2004 Annual Meeting of Shareholders.

(2)

Pursuant to the terms of the Company’s Executives’ Deferred Compensation Plan, each of the Company’s executive officers, as well as other members of management, has the right to allocate a portion of his bonus to Common Shares. Each participant will not beneficially own Common Shares acquired under the plan until such Common Shares are distributed pursuant to the terms of the plan. With respect to Robert H. Schottenstein, the amounts shown include $96,250 allocated to Common Shares (2,330 shares) in 2005, $96,250 allocated to Common Shares (1,696 shares) in 2004 and $81,250 allocated to Common Shares (2,165 shares) in 2003. With respect to Steven Schottenstein, the amounts shown include $87,500 allocated to Common Shares (2,118 shares) in 2005, $87,500 allocated to Common Shares (1,541 shares) in 2004 and $75,000 allocated to Common Shares (1,998 shares) in 2003. With respect to Philip G. Creek, the amounts shown include $80,000 allocated to Common Shares (1,937 shares) in 2005, $60,000 allocated to Common Shares (1,057 shares) in 2004, and $52,500 allocated to Common Shares (1,399 shares) in 2003. See page 22 of this Proxy Statement for a description of this plan.

(3)	The following table sets forth the details of “All Other Compensation” paid to each Named Executive Officer:

	All Other Compensation
	Robert H. Schottenstein			Steven Schottenstein			Phillip G. Creek
	2005	2004	2003	2005	2004	2003	2005	2004	2003
Premium – Split Dollar Life Insurance Policy:
- Non-term	$51,640	$52,040	$52,320	$40,740	$40,980	$41,180	$13,911	$14,861	$14,021
- Term	5,160	4,760	4,480	3,960	3,720	3,520	950	890	840
401(k) Company Contribution	3,882	3,773	3,646	3,882	3,773	3,646	3,882	3,773	3,646
Premium – Long Term Disability	761	1,103	1,103	761	1,103	1,103	761	1,103	1,103

Total	$61,443	$61,676	$61,549	$49,343	$49,576	$49,449	$19,504	$20,627	$19,610

(4)

With respect to Robert H. Schottenstein, the amounts shown include $189,121, $107,012 and $46,348 for the 2005, 2004 and 2003 fiscal years, respectively, for personal use of Company property. Personal use of Company property consists of use of the Company’s plane and a leased automobile. The amount for personal use of the Company’s plane is calculated as the variable cost per hour to operate the plane times the hours of personal use. In 2005, as a result of changes in IRS regulations, the amount also includes a portion of the tax deduction loss attributable to non-deductibility of a portion of the cost to operate the plane. In addition, the amounts shown for Robert H. Schottenstein, Steven Schottenstein and Phillip G. Creek include the amount paid to each for reimbursement for taxes related to Company life insurance policies. In accordance with SEC Rules, to the extent the aggregate amount of perquisites and other personal benefits received by a Named Executive Officer does not exceed the lesser of $50,000 or 10% of such Named Executive Officer’s total salary and bonus for the applicable fiscal year, which is the case for Steven Schottenstein and Phillip G. Creek, any such perquisites and other personal benefits have been omitted from this table.

Option Grants in Last Fiscal Year

The following table sets forth the nonqualified stock options granted during the 2005 fiscal year to each of the Named Executive Officers:

	Individual Grants (1)
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year (%)	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5% ($)	10% ($)
Robert H. Schottenstein	65,000	22.97	54.85	2/15/15	2,242,167	5,682,090
Steven Schottenstein	65,000	22.97	54.85	2/15/15	2,242,167	5,662,090
Phillip G. Creek	20,000	7.07	54.85	2/15/15	689,897	1,748,335

(1)

The nonqualified stock options were granted under the 1993 Stock Incentive Plan and are scheduled to vest at a rate of 20% per year over the first five years and to lapse after ten years unless sooner exercised or forfeited. The stock options were granted at the closing market price on the date of grant. Pursuant to the terms of the 1993 Stock Incentive Plan, all outstanding stock options vest immediately upon a change of control (as defined in the 1993 Stock Incentive Plan) and then expire if not exercised by the holder within 15 days after the date of the change of control.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth information with respect to options exercised during the 2005 fiscal year and unexercised nonqualified stock options held as of the end of the 2005 fiscal year by each of the Named Executive Officers:

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) (1)		Value of Unexercised In- The-Money Options at Fiscal Year End ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert H. Schottenstein	38,000	984,880	48,000	109,000	398,280	312,080
Steven Schottenstein	38,000	989,108	48,000	109,000	398,280	312,080
Phillip G. Creek	—	—	31,400	29,600	437,693	60,002

(1)

The nonqualified stock options were granted under the 1993 Stock Incentive Plan and are scheduled to vest at a rate of 20% per year over the first five years and to lapse after ten years unless sooner exercised or forfeited. Pursuant to the terms of the 1993 Stock Incentive Plan, all outstanding stock options vest immediately upon a change of control (as defined in the 1993 Stock Incentive Plan) and then expire if not exercised by the holder within 15 days after the date of the change of control.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2005 with respect to the Common Shares issuable under the Company’s equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise (#)	Weighted-Average Exercise Price ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding column (a)) (#)
	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders (1)	780,900	41.09	426,282
Equity Compensation Plans not Approved by Shareholders (2)	120,206	28.27	979,794

Total	901,106	39.38	1,406,076

(1)

Consists of the 1993 Stock Incentive Plan. Pursuant to the terms of such plan, the maximum number of Common Shares in respect of which awards may be granted under the plan in each calendar year is five percent of the total number of issued and outstanding Common Shares as of the first day of each such calendar year.

(2)	Consists of the Company’s Director Deferred Compensation Plan and Executives’ Deferred Compensation Plan, each of which is described below:

Director Deferred Compensation Plan. The Director Deferred Compensation Plan provides each of our directors with the opportunity to defer the payment of all or any portion of the fees received for serving as a director. The deferred fees are allocated to the participant’s deferred compensation account, where the fees are converted into that number of whole phantom stock units determined by dividing the amount of the deferred fees by the closing sales price of our Common Shares on the New York Stock Exchange (“NYSE”) on the date of such conversion, which is the last business day of the month in which the allocation is made. Each participant’s deferred compensation account is credited in an amount equivalent to the cash dividends actually declared and paid on our Common Shares based on the phantom stock units held by the participant at the time the cash dividends are declared. The amount credited to the participant’s deferred compensation account based on cash dividends on our Common Shares is also converted into phantom stock units. The phantom stock units held by a participant are distributed in the form of whole Common Shares within sixty days of the date specified by the participant in his or her deferral notice or the date the participant no longer serves as a director (in which case the participant receives any remaining cash balance in his or her deferred compensation account).

Executives’ Deferred Compensation Plan. The Executives’ Deferred Compensation Plan provides eligible employees with the opportunity to defer the payment of all or any portion of their respective annual cash bonus. The deferred amount is allocated to the participant’s deferred compensation account, where the deferred amount is converted into that number of whole phantom stock units determined by dividing the deferred amount by the closing sales price of our Common Shares on the NYSE on the date of such conversion, which is the same day the bonus is paid and the allocation is made. Each participant’s deferred compensation account is credited in an amount equivalent to the cash dividends actually declared and paid on our Common Shares based on the phantom stock units held by the participant at the time the cash dividends are declared. The amount credited to the participant’s deferred compensation account based on cash dividends on our Common Shares is also converted into phantom stock units. The phantom stock units held by a participant are distributed in the form of whole Common Shares within sixty days of the date specified by the participant in his or her deferral notice or the date the participant no longer serves as an employee (in which case the participant receives any remaining cash balance in his or her deferred compensation account).

Employment Agreements and Termination of Employment and Change of Control Arrangements

The Company and Phillip G. Creek are parties to a Change in Control Agreement dated March 8, 2004. Pursuant to the terms of such Change in Control Agreement, in the event that (1) the Company terminates Mr. Creek’s employment without cause (as defined therein) within six months prior to, or twenty-four months after, a change in control of the Company (as defined therein) or (2) Mr. Creek terminates his employment for good reason (as defined therein) within twenty-four months after a change in control, Mr. Creek will be entitled to receive a lump sum payment from the Company equal to the sum of twice his average base salary during the preceding three calendar years and twice his average cash bonus during the preceding three calendar years.

Compensation of Directors

Each of the Non-Employee Directors (other than the Chairman of the Audit Committee and the Co-Chairmen of the Planning Committee) receives $12,500 per quarter, payable in Common Shares pursuant to the Director Deferred Compensation Plan, as payment for his or her service on the Board and any of its committees. The Chairman of the Audit Committee receives $18,750 per quarter, payable in Common Shares pursuant to the Director Deferred Compensation Plan, as payment for his service on the Board and any of its committees. Each of the Co-Chairmen of the Planning Committee (a new Board committee established in 2006) receives $15,000 per quarter, payable in Common Shares pursuant to the Director Deferred Compensation Plan, as payment for his service on the Board and any of its committees. During 2005, after conducting a review of the equity-based awards then available for grant to the Non-Employee Directors under the 1993 Stock Incentive Plan, the Board decided (1) not to grant any equity-based awards during 2005 to the Non-Employee Directors and (2) to adopt the Director Plan and propose that the shareholders approve the Director Plan at the Annual Meeting. If the shareholders approve the Director Plan at the Annual Meeting, the Board plans to grant the following Awards under the Director Plan in 2006: (1) 2,000 Stock Units to each Non-Employee Director then in office who was also a director in 2005 (1,000 in respect of services provided as a director in 2005 and 1,000 in respect of services provided as a director in 2006) and (2) 1,000 Stock Units to each other Non-Employee Director then in office (in respect of services provided as a director in 2006). In addition, if the shareholders approve the Director Plan at the Annual Meeting, the Board plans to pay to Lewis R. Smoot, Sr., a current director who decided not to stand for re-election as a director at the Annual Meeting, an amount equal to the fair market value of 1,000 Common Shares in respect of services provided as a director in 2005, because he will not be eligible to receive an Award under the Director Plan.

Compensation Committee Report on Executive Compensation

General. The Compensation Committee is responsible for determining the compensation for the executive officers. The Compensation Committee has undertaken to create a fair and competitive compensation policy for executive officers that will attract, motivate and retain highly experienced, qualified and productive personnel, reward superior performance and provide incentives that are based on performance of the Company.

Objectives. The Company’s executive officer compensation program is intended to serve four primary objectives: (1) provide executives with incentives to implement the Company’s business strategy and maximize shareholder value; (2) motivate executives to meet specific performance goals and objectives; (3) attract and retain qualified executives to manage the Company’s business; and (4) encourage stock ownership by executives in order to enhance mutuality of interest with the Company’s shareholders. The Compensation Committee believes that the Company’s executive officer compensation program promotes each of these objectives. Additionally, the Compensation Committee believes that the executive officer compensation program fosters long-term growth and accountability for performance.

Compensation Considerations. In 2005, the Compensation Committee reviewed executive officer compensation of the Company’s competitors within the homebuilding industry, derived from publicly available data, in connection with determining each of the Company’s executive officer compensation packages. The Compensation Committee also considered the Company’s performance and each executive officer’s level of experience, level of responsibility, contributions made and potential for significant contribution to the Company’s success and shareholder value.

Elements of Compensation. Under the Company’s executive officer compensation program, each of the executive officers of the Company receives compensation in the form of: (1) a base salary; (2) an annual performance bonus; and (3) stock options. The Company’s current policy is not to provide pension or other retirement plans for the Company’s executive officers other than the Company’s 401(k) plan. In addition, the Company provides certain other benefits to the executive officers, including health insurance, long-term disability insurance, a split dollar life insurance policy, a leased automobile, country club dues and personal use of the Company’s plane.

With respect to the annual performance bonus, each executive officer, under the Company’s Executives’ Deferred Compensation Plan, has the right to elect to have a portion of his performance bonus invested in Common Shares, the payment of which is deferred until a future date. The Compensation Committee believes that the Executives’ Deferred Compensation Plan serves to further align the interests of the executive officers with the Company’s shareholders.

With respect to stock options, it is the Compensation Committee’s intent to award stock options to the Company’s executive officers in amounts reflecting the financial performance of the Company, the executive officer’s ability to influence the Company’s overall performance and his position. The award of stock options is intended to motivate executive officers to improve the Company’s financial results and stock performance and to retain executive officers.

Chief Executive Officer Compensation. The Compensation Committee considered the following factors in determining the overall compensation for Robert H. Schottenstein, the Chairman, Chief Executive Officer and President of the Company during 2005: (1) the Company’s success in implementing its strategy and objectives and certain specific performance goals; (2) the Company’s success in attaining its profit plans, as discussed below; (3) the level of compensation paid to chief executive officers of other publicly traded, national and regional homebuilders; and (4) personal attributes, including level of experience, level of responsibility, contributions made and potential for significant contribution to the Company’s success and shareholder value.

The base salary in 2005 for Robert H. Schottenstein, as shown in the Summary Compensation Table, was determined by the Compensation Committee based on the above mentioned factors.

The performance bonus for Robert H. Schottenstein for 2005 was awarded in accordance with the Company’s 2004 Executive Officers Compensation Plan (the “Section 162(m) Plan”) that was approved by the shareholders at the 2004 Annual Meeting of Shareholders. Pursuant to the terms of this plan, the Compensation Committee established the Award Formula (as defined in the plan) and the Performance Goals (also as defined) for Robert H. Schottenstein for 2005. The Award Formula was based upon the Company’s achievement of Performance Goals in the following areas: (1) achieving specified levels of net income; (2) return on beginning shareholders’ equity; and (3) achieving specified homeowner satisfaction ratings. The total amount that could be earned by Robert H. Schottenstein was capped at three and one half times his annual base salary in 2005.

In 2005, the Company achieved record net income, return on beginning shareholders’ equity exceeded 20% and homeowner satisfaction ratings exceeded 95%. As a result, Robert H. Schottenstein earned the maximum performance bonus available in 2005. Robert H. Schottenstein elected to invest $96,250 of his performance bonus in Common Shares pursuant to the Executives’ Deferred Compensation Plan.

In 2005, the Compensation Committee approved a nonqualified stock option award for the purchase of 65,000 Common Shares for Robert H. Schottenstein. The stock options were granted at $54.85 per share (the closing price on the date of grant) and vest at a rate of 20% per year over the first five years and lapse after ten years unless sooner exercised or forfeited. The amount of the options awarded to Robert H. Schottenstein was based on the Company’s record results in 2004, and his ability to influence those results as Chief Executive Officer of the Company. In addition, in 2005, Robert H. Schottenstein received certain other benefits, as described above and in the Summary Compensation Table, having an aggregate value of $259,557.

Other Executive Officers’ Compensation. The Compensation Committee considered the following factors in determining the compensation for 2005 for Steven Schottenstein, Vice Chairman/Chief Operating Officer, and Phillip G. Creek, Senior Vice President/Chief Financial Officer: (1) the Company’s success in implementing its strategy and objectives and certain specific performance goals; (2) the Company’s success in attaining its profit plans, as discussed below; (3) the level of compensation paid to persons holding comparable positions with other publicly traded, national and regional homebuilders; and (4) personal attributes, including level of experience, level of responsibility, contributions made and potential for significant contribution to the Company’s success and shareholder value.

The base salaries in 2005 for Steven Schottenstein and Phillip G. Creek, as shown in the Summary Compensation Table, were determined by the Compensation Committee based on the above mentioned factors.

The performance bonuses for Steven Schottenstein and Phillip G. Creek for 2005 were awarded in accordance with the Section 162(m) Plan. Pursuant to the Section 162(m) Plan, the Compensation Committee established the Award Formulas and Performance Goals for Steven Schottenstein and Phillip G. Creek for 2005. The Award Formulas for each of these executive officers were based upon the Company’s achievement of Performance Goals in the following areas: (1) achieving specified levels of net income; (2) return on beginning shareholders’ equity; and (3) achieving specified homeowner satisfaction ratings. The total amount that could be earned by Steven Schottenstein and Phillip G. Creek was capped at three and one half and two times their annual base salaries in 2005, respectively.

In 2005, the Company achieved record net income, return on beginning shareholders’ equity exceeded 20% and homeowner satisfaction ratings exceeded 95%. As a result, Steven Schottenstein and Phillip G. Creek each earned the maximum performance bonus available in 2005. Steven Schottenstein and Phillip G. Creek elected to invest $87,500 and $80,000, respectively, of their performance bonuses in Common Shares pursuant to the Executives’ Deferred Compensation Plan.

In 2005, the Compensation Committee approved a nonqualified stock option award for the purchase of 65,000 and 20,000 Common Shares for Steven Schottenstein and Phillip G. Creek, respectively, at $54.85 per share (the closing price on the date of grant). The nonqualified stock options vest at a rate of 20% per year over the first five years and lapse after ten years unless sooner exercised or forfeited. The amount of the options awarded to Steven Schottenstein and Phillip G. Creek was based on the Company’s record results in 2004 and their respective ability to influence those results. In addition, Steven Schottenstein and Phillip G. Creek received certain other benefits having an aggregate value of $90,440 and $44,920, respectively.

Section 162(m) Compliance. Section 162(m) of the Code places certain restrictions on the amount of compensation in excess of $1,000,000 which may be deducted for each executive officer. In 2004, the Company adopted the Section 162(m) Plan to further ensure that compensation paid to executive officers in excess of $1,000,000 will be fully deductible. In accordance with Section 162(m), the Compensation Committee administers the Section 162(m) Plan and consists solely of outside directors for purposes of Section 162(m). The Company believes that all compensation paid to the executive officers for 2005 in excess of $1,000,000 will be fully deductible.

Compensation Committee:

Friedrich K. M. Böhm (Chairman)

Norman L. Traeger

Jeffrey H. Miro

Joseph A. Alutto, Ph.D. (from May 3, 2005 to

    February 13, 2006)

Performance Graph

The following graph illustrates the Company’s performance in the form of cumulative total return to shareholders for the last five calendar years through December 31, 2005, assuming a hypothetical investment of $100 and reinvestment of all dividends paid on such investment, compared to the cumulative total return of the same hypothetical investment in both the Standard and Poor’s 500 Index and the Standard & Poor’s 500 Homebuilding Index.

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
M/I Homes, Inc.	100.00	206.89	231.87	326.59	461.92	341.16
S&P 500 Index	100.00	88.11	68.64	88.33	97.94	102.75
S&P 500 Homebuilding Index	100.00	127.70	126.98	251.17	335.67	424.91

AUDIT COMMITTEE MATTERS

Audit Committee Report

Purpose. The purpose of the Audit Committee of the Board is to assist the Board in its oversight of: (1) the integrity of the Company’s consolidated financial statements and internal control over financial reporting; (2) the Company’s compliance with legal and regulatory requirements; (3) the independent registered public accounting firm’s qualifications and independence; and (4) the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm. The specific duties of the Audit Committee are set forth in its Charter.

Responsibility. Management is responsible for the Company’s internal controls and preparing the Company’s consolidated financial statements and a report on management’s assessment of the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and issuing a report thereon, as well as for auditing management’s assessment of the effectiveness of internal control over financial reporting and also auditing the effectiveness of internal control over financial reporting. Their audits are performed in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee is responsible for overseeing the conduct of these activities and, subject to shareholder ratification, appointing the Company’s independent registered public accounting firm. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on representations made by management and the independent registered public accounting firm.

Meetings. During the 2005 fiscal year, the Audit Committee met four times. In addition, the Chairman of the Audit Committee, on behalf of the Audit Committee, met quarterly with the Company’s senior financial management, including internal audit and Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm, and discussed the Company’s interim and fiscal year financial information prior to public release. These meetings were followed up with a telephonic report by the Audit Committee Chairman to the other members of the Audit Committee.

Auditor Independence. In fulfilling its oversight responsibility as to the audit process, the Audit Committee obtained from D&T a formal written statement describing all relationships between D&T and the Company that might bear on D&T’s independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; discussed with D&T any relationships that may impact D&T’s objectivity and independence; and satisfied itself as to D&T’s independence. After consideration, the Audit Committee has also concluded that D&T’s provision of non-audit services to the Company in fiscal year 2005, as described below in this Proxy Statement, is compatible with D&T’s independence.

Auditor Required Communications. The Audit Committee reviewed and discussed with management, the internal auditors and D&T the quality and adequacy of the Company’s internal control over financial reporting. In addition, the Audit Committee reviewed and discussed with D&T all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, and, with and without management present, discussed and reviewed the results of D&T’s audit of the consolidated financial statements. The Audit Committee also discussed the results of the Company’s internal audits conducted throughout the year.

Annual Financial Statements and Internal Controls. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2005 with management and D&T. Management has represented to the Audit Committee that the audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, consistently applied. The Audit Committee also reviewed, and discussed with management and D&T, management’s report and D&T’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Conclusion. Based on the Audit Committee’s reviews and discussions with management and D&T noted above, the Audit Committee recommended to the Board (and the Board approved) that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 that was filed with the SEC.

Audit Committee:

Thomas D. Igoe (Chairman)

Friedrich K.M. Böhm

Norman L. Traeger

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees paid or to be billed to the Company for the fiscal years ended December 31, 2005 and December 31, 2004:

	Year Ended December 31,
	2005	2004
Audit Fees	$916,000	$934,000
Audit-Related Fees	140,000	125,000
Tax Fees	26,000	65,000
All Other Fees	—	293,000

Total	$1,082,000	$1,417,000

Audit Fees for the fiscal years ended December 31, 2005 and 2004 were for professional services rendered for the audits of the consolidated financial statements of the Company and M/I Financial and quarterly reviews of the condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q. In addition, the fees include $400,000 and $500,000 in 2005 and 2004, respectively, for the performance of audits of the Company’s assessment of internal control over financial reporting and audits of the Company’s internal control over financial reporting.

Audit-Related Fees for the fiscal years ended December 31, 2005 and 2004 consisted of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. The services in this category included audits of our employee benefits plans, accounting consultations, debt offering assistance and due diligence procedures.

Tax Fees for the fiscal years ended December 31, 2005 and 2004 consisted of the aggregate fees billed for professional services rendered for tax compliance (in 2004 only) and state tax advice.

All Other Fees in 2004 were for services performed to advise the Company regarding its documentation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has determined that the provision of these services is compatible with maintaining the independent registered public accounting firm’s independence. The Company did not engage D&T for any such services in 2005.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has adopted the following policy with respect to engagement of the Company’s independent registered public accounting firm to perform services for the Company:

Annually, the independent registered public accounting firm will provide the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the fiscal year, together with a schedule of fees for such services, for approval.

In addition, the Audit Committee will annually pre-approve a list of audit services (not covered by the audit engagement letter) and permissible audit-related services, tax services and other services as well as a range of fees for those services. Any services rendered by the independent registered public accounting firm during that fiscal year will be considered pre-approved by the Audit Committee provided the services rendered fall within the list of pre-approved services and the fees do not exceed the pre-approved fees. To ensure prompt handling of unexpected matters, the Audit Committee has delegated to its Chairman the authority to amend or modify the list of pre-approved permissible audit and non-audit services and fees. The Chairman will report any action taken to the Audit Committee at its next meeting.

During fiscal year 2005, no services were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires the Company’s directors and officers and any person who owns more than ten percent of the Common Shares to file reports of ownership and changes in ownership of the Common Shares with the SEC and the NYSE. Based solely on a review of the reports filed on behalf of the directors and officers and representations of the directors and officers, the Company believes that during the 2005 fiscal year its directors, officers and greater than ten percent beneficial owners complied with such requirements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During 2005, the Company sold land for approximately $355,000 to an entity owned by Jeff Block, the brother-in-law of Robert H. Schottenstein. The Company believes that the price and terms of this transaction were fair, reasonable and in the best interest of the Company, and the transaction was ratified by the Company’s Non-Employee Directors. In addition, in 2005, the Company paid the estate of Irving E. Schottenstein, the former Chairman of the Board and Chief Executive Officer of the Company and the late father of Robert H. Schottenstein and Steven Schottenstein, $1 million pursuant to the terms of an Employment Agreement, dated August 9, 1994 and amended November 14, 2001, between the Company and Irving E. Schottenstein.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Any proposals from shareholders which are intended to be presented at the 2007 Annual Meeting of Shareholders must be received by the Company at its principal executive offices by November 24, 2006 to be eligible for inclusion in next year’s proxy statement. Such proposals may be included in next year’s proxy statement if they comply with certain rules and regulations promulgated by the SEC. If a shareholder intends to present a proposal at the 2007 Annual Meeting of Shareholders, but has not sought the inclusion of such a proposal in the Company’s proxy statement, such proposal must be received by the Company at its principal executive offices by February 7, 2007, or the Company’s management proxies will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in the Company’s proxy statement.

EXPENSES OF SOLICITATION

Other than the Internet and telephone service access fees or charges described previously, the entire expense of preparing, assembling, printing and mailing the proxy card and the form of material used in the solicitation of proxies will be paid by the Company. Proxies may be solicited personally or by telephone, mail, facsimile or telegraph. Officers or employees of the Company may assist with solicitations and will receive no additional compensation. The Company will also reimburse brokers, banks and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Common Shares.

OTHER MATTERS

The Board knows of no other matters to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote and act according to their best judgments in light of the conditions then prevailing.

You are urged to complete, sign, date and return the enclosed proxy card in the envelope provided, or alternatively, vote your proxy electronically via the Internet or telephonically. No postage is required if the envelope provided is mailed from within the United States. If you subsequently decide to attend the Annual Meeting and wish to vote your Common Shares in person, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.

By Order of the Board of Directors,

/s/ J. Thomas Mason _________________________________
J. Thomas Mason, Secretary

Annex A

M/I HOMES, INC.

2006 DIRECTOR EQUITY INCENTIVE PLAN

1.00    PURPOSE AND EFFECTIVE DATE

1.01

Purpose. This Plan is intended to foster and promote the long-term financial success of the Company and to increase shareholder value by [1] providing Directors an opportunity to acquire an ownership interest in the Company and [2] enabling the Company to attract and retain the services of outstanding Directors upon whose judgment, interest and special efforts the successful conduct of the Company’s business is dependent.

1.02

Effective Date. The Plan will be effective upon its approval by the affirmative vote of the Company’s shareholders (the “Effective Date”). Subject to Section 11.00, the Plan will continue until the tenth anniversary of the Effective Date.

2.00    DEFINITIONS

When used in this Plan, the following words, terms and phrases have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions and any other word, term or phrase used in this Plan, the form of any word, term or phrase will include any and all of its other forms.

Act. The Securities Exchange Act of 1934, as amended. References to any provision of the Act or rule thereunder shall include any successor provisions and rules.

Annual Meeting. The annual meeting of the Company’s shareholders.

Award. Any Option, Restricted Stock, Whole Share and Stock Unit granted under the Plan.

Award Agreement. The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award and the manner in which it will or may be settled if earned. If there is a conflict between the terms of this Plan and the terms of the Award Agreement, the terms of this Plan will govern.

Beneficiary. The person a Participant designates to receive (or to exercise) any Plan benefit (or right) that is unpaid (or unexercised) when the Participant dies. A Beneficiary may be designated only by following the procedures described in Section 12.03; neither the Company nor the Committee is required to infer a Beneficiary from any other source.

Board. The Company’s board of directors.

Change in Control. As defined under Code §409A.

Code. The Internal Revenue Code of 1986, as amended or superseded after the Effective Date and any applicable rulings or regulations issued under the Code.

Committee. The Board’s Compensation Committee which, will be comprised of at least three persons, each of whom is a “non-employee” director within the meaning of Rule 16b-3 under the Act.

Company. M/I Homes, Inc., an Ohio corporation, and any and all successors to it.

Director. A person who, on an applicable Grant Date [1] is an elected member of the Board (or has been appointed to the Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by the shareholders) and [2] is not an Employee. For purposes of applying this definition, a Director’s status will be determined as of the Grant Date applicable to each affected Award.

Disabled. As defined under Code §409A.

Employee. Any person who, on any applicable date, is a common law employee of the Company or any Related Entity. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or a Related Entity for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.

Exercise Price. The amount, if any, a Participant must pay to exercise an Award.

Fair Market Value. The value of one share of Stock on any relevant date, determined under the following rules:

[1]	If the Stock is traded on an exchange, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day;

[2]

If the Stock is traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or

[3]	If neither [1] nor [2] applies, the fair market value as determined by the Committee in good faith.

Full-Value Award. Restricted Stock, Whole-Share and Stock Unit Awards that, by the terms of the Award Agreement through which they are issued, are to be settled in shares of Stock.

Grant Date. The date an Award is granted.

Option. The right granted under Section 6.00 to a Participant to purchase a share of Stock at a stated price for a specified period of time.

Participant. Any Director to whom an Award has been granted and which is still outstanding.

Plan. The M/I Homes, Inc. 2006 Director Equity Incentive Plan.

Plan Year. The Company’s fiscal year.

Related Entity. Any entity that is or becomes related to the Company through common ownership as determined under Code §414(b) or (c) but modified as permitted under Prop. Treas. Reg. §1.409A-1(b)(5)(iii)(D) and any successor to those proposed regulations.

Restricted Stock. A share of Stock issued to a Participant contingent upon satisfaction of conditions described in Section 8.00.

Restriction Period. The period over which the Committee will determine if a Participant has met conditions placed on Restricted Stock.

Stock. The common shares, $.01 par value, issued by the Company or any security issued by the Company in substitution, exchange or in place of these shares.

Stock Unit. A right to receive payment of a share of Stock as provided in Section 9.00.

Whole-Share. A share of Stock issued under Section 7.00.

3.00    PARTICIPATION

3.01	Awards to Directors.

[1]

Consistent with the terms of the Plan and subject to Section 3.02, the Board will [a] decide which Directors will be granted Awards and [b] specify the type of Award to be granted to Directors and the terms upon which those Awards will be granted and may be earned.

[2]

The Board may establish different terms and conditions [a] for each type of Award granted to a Director, [b] for each Director receiving the same type of Award and [c] for the same Director for each Award the Director receives, whether or not those Awards are granted at different times.

3.02	Conditions of Participation. By accepting an Award, each Director agrees:

[1]	To be bound by the terms of the Award Agreement and the Plan and to comply with all administrative rules and regulations imposed by the Committee; and

[2]

That the Board may amend the Plan and the Committee may amend the Award Agreements without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments adversely affect rights granted under the Plan or Award Agreement (or both) before those amendments.

4.00    ADMINISTRATION

4.01

Duties. The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan’s objectives, the Committee may adopt, amend and rescind rules and regulations relating to the Plan and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons.

4.02	Delegation of Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) that it deems appropriate.

4.03

Award Agreement. As soon as reasonably practicable after the Grant Date, the Committee will prepare and deliver an Award Agreement to each affected Participant. The Award Agreement will describe the terms of the Award, including [1] the type of Award and when and how it may be exercised or earned, [2] any Exercise Price associated with that Award, [3] how the Award will or may be settled, and [4] any other applicable terms and conditions affecting the Award.

4.04

Restriction on Repricing. Regardless of any other provision of this Plan, none of the Board, the Company or the Committee may “reprice” (as defined under rules issued by the exchange on which the Stock is then traded or, if the Stock is not then traded on an exchange, as defined under rules issued by the New York Stock Exchange) any Award without the prior approval of the shareholders.

5.00    LIMITS ON STOCK SUBJECT TO AWARDS

5.01

Number of Authorized Shares of Stock. Subject to Section 5.03, the number of shares of Stock issued under the terms of this Plan may not exceed 200,000. The shares of Stock to be delivered under the Plan may consist, in whole or in part, of shares of treasury Stock or authorized but unissued shares of Stock not reserved for any other purpose.

5.02	Share Accounting. As appropriate, the limit imposed under Section 5.01:

[1]	Will be conditionally reduced by the number of shares of Stock subject to any outstanding Award; and

[2]

Will be absolutely reduced by [a] the number of shares of Stock issued pursuant to the exercise of an Option and [b] the number of shares of Stock issued because the terms of a Full-Value Award Agreement have been met; but

[3]

Will be increased by the number of shares of Stock subject to any Award that, for any reason, is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without the issuance of shares of Stock.

5.03

Adjustment in Capitalization. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin- off, distribution of assets to shareholders, exchange of shares or other similar corporate change affecting the Stock, the Committee will appropriately adjust [1] the aggregate number of shares of Stock available for Awards under Section 5.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan), [2] the respective Exercise Price applicable to outstanding Awards and [3] any other terms, conditions or restrictions affecting any outstanding Awards.

6.00    OPTIONS

6.01

Grant of Options. Subject to the terms, restrictions and conditions specified in the Plan and the associated Award Agreement, the Board may grant Options to Directors at any time during the term of this Plan.

6.02	Exercise Price. Each Option will bear an Exercise Price at least equal to Fair Market Value on the Grant Date.

6.03	Exercise of Options. Options will be exercisable at the time (or times) specified in the Award Agreement, provided that no Option will be exercisable more than ten years after it is granted.

6.04

Exercise Procedures and Payment for Options. The Exercise Price associated with each Option must be paid under procedures described in the Award Agreement. These procedures may include payment in cash (or a cash equivalent), a cashless exercise (including by withholding shares of Stock deliverable upon exercise and through a broker assisted arrangement to the extent permitted by applicable law) and allowing a Participant to tender shares of Stock he or she already has owned for at least six months before the exercise date, either by actual delivery of the previously owned shares of Stock or by attestation, valued at their Fair Market Value on the exercise date, as partial or full payment of the Exercise Price or any combination of those procedures. A Participant may exercise an Option only by sending to the Committee (or its designee) a completed exercise notice (in the form prescribed by the Committee) along with payment (or designation of an approved payment procedure) of the Exercise Price. As soon as reasonably practicable after those steps are taken, the Committee will cause the appropriate share certificates to be issued.

6.05	Rights Associated With Options.

[1]

A Participant to whom an unexercised Option has been granted will have no voting or dividend rights with respect to the shares of Stock underlying that unexercised Option and the Option will be transferable only to the extent provided in Section 12.02.

[2]

Unless otherwise specified in the Award Agreement or provided in the Plan, shares of Stock acquired through the exercise of an Option [a] will bear all dividend and voting rights associated with the Stock and [b] will be transferable, subject to applicable federal securities laws, the requirements of any exchange, market or other quotation system on or through which shares of Stock are then traded or any blue sky or state securities laws.

7.00    WHOLE-SHARES

Subject to the terms, restrictions and conditions specified in the Plan and the associated Award Agreement, the Board may grant Whole-Shares to Directors at any time during the term of this Plan.

8.00    RESTRICTED STOCK

8.01

Grant of Restricted Stock. Subject to the terms, restrictions and conditions specified in the Plan and the associated Award Agreement, the Board may grant shares of Restricted Stock to Directors at any time during the term of this Plan.

8.02	Earning Restricted Stock. Subject to the terms, restrictions and conditions specified in the Plan and the associated Award Agreement:

[1]

Terms, restrictions and conditions imposed on shares of Restricted Stock granted to Directors will lapse as described in the Award Agreement, provided, however, that notwithstanding anything to the contrary in the Plan or the Award Agreement, no terms, restrictions or conditions imposed on such shares of Restricted Stock will lapse sooner than three years after the Grant Date.

[2]

During the Restriction Period, the certificates evidencing the shares of Restricted Stock will be held by the Company as escrow agent. After the end of the Restriction Period, the shares of Restricted Stock will be:

[a]	Forfeited, if all terms, restrictions and conditions described in the Award Agreement have not been met; or

[b]

Released from escrow and distributed to the Participant as soon as reasonably practicable after the last day of the Restriction Period, if all terms, restrictions and conditions specified in the Award Agreement have been met.

[3]	Any Restricted Stock Award relating to a fractional share of Stock will be rounded to the next whole share when settled.

8.03	Rights Associated With Restricted Stock. During the Restriction Period and unless the associated Award Agreement specifies otherwise:

[1]	Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; but

[2]	Each Participant to whom shares of Restricted Stock have been issued:

[a]	May exercise full voting rights associated with those shares of Restricted Stock; and

[b]

Will be entitled to receive all dividends and other distributions paid during the Restriction Period with respect to the shares of Restricted Stock, provided, however, that if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same terms, restrictions and conditions, including without limitation, the transferability and forfeitability, as the shares of Restricted Stock with respect to which they were issued.

9.00    STOCK UNITS

9.01

Granting Stock Units. Subject to the terms, restrictions and conditions specified in the Plan and the associated Award Agreement, the Board may grant Stock Units to Directors at any time during the term of this Plan.

9.02	Settling Stock Units.

[1]	All Stock Units will be settled as of the date of the Director’s separation from service (as defined in Code §409A) from the Company.

[2]

All Stock Units to be settled under Section 9.02[1] will be settled in shares of Stock. The number of shares of Stock distributed will equal the whole number of Stock Units to be settled in shares of Stock, with the Fair Market Value of any fractional share of Stock distributed in cash.

[3]

If a Participant dies before his or her Stock Units have been settled, those Stock Units that have not been settled will be settled in shares of Stock and paid to the Participant’s Beneficiary in the manner described in Section 9.02[2].

9.03

Dividends. Any dividends and other distributions paid after the Grant Date of Stock Units with respect to shares of Stock will accrue and be added to the Participant’s Stock Units. Such dividends and other distributions will be settled under the provisions of Section 9.02.

10.00    TERMINATION/BUY OUT

10.01	Death or Disability. Unless specified otherwise in the Award Agreement or this Plan:

[1]

All Options then held by a Participant who dies or becomes Disabled (whether or not then exercisable) will be fully exercisable when the Participant dies or becomes Disabled and may be exercised at any time before the earlier of [a] the expiration date specified in the Award Agreement or [b] five years after the date of death or Disability.

[2]	All restrictions applicable to Restricted Stock and Stock Units granted to a Participant will lapse when the Participant dies or becomes Disabled.

[3]	All restrictions applicable to Whole-Share Awards will lapse when the Participant dies or becomes Disabled.

10.02

Termination for any Other Reason. Unless specified otherwise in the Award Agreement or this Plan (but only to the extent permitted under Code §409A), any Awards that are outstanding when a Participant terminates his or her service on the Board for any reason not described in Section 10.01 will be forfeited.

10.03

Buy Out of Awards. At any time, the Board, in its sole discretion and without the consent of the Participant, may cancel any or all outstanding Awards held by that Participant by providing to that Participant written notice (“Buy Out Notice”) of its intention to exercise the rights reserved in this section. If a Buy Out Notice is given, the Company also will pay to each affected Participant the difference between [1] the Fair Market Value of each Award (or portion of an Award) to be cancelled and [2] the Exercise Price associated with each cancelled Award. However, unless otherwise specified in the Award Agreement, no payment will be made with respect to any Awards that are not exercisable when cancelled under this section. The Company will complete any buy out made under this section as soon as reasonably practicable after the date of the Buy Out Notice. Payment of the buy out amount will be made in whole shares of Stock. The number of whole shares of Stock included in the buy out amount will be determined by dividing the amount of the payment to be made in shares of Stock by the Fair Market Value as of the date determined by the Board. In the event that the calculation described in the preceding sentence results in a fractional share of Stock, the buy out amount will be rounded to the next whole share when settled.

11.00    AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any exchange, market or other quotation system on or through which the Company’s securities are then traded. Also, no Plan amendment may [4] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [5] without the consent of the affected Participant (and except as specifically provided otherwise in this Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification or termination. However, nothing in this section will restrict the Board’s right to amend the Plan and the Committee’s right to amend any Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments adversely affect rights granted under the Plan or Award Agreement (or both) before those amendments.

12.00    MISCELLANEOUS

12.01	Change in Control. Upon a Change in Control, all of a Participant’s Awards will be fully exercisable and all restrictions will lapse.

12.02

Assignability. Except as described in this section or as provided in Section 12.03, an Award may not be transferred except by will or the laws of descent and distribution and, during the Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. However, with the permission of the Committee, a Participant may transfer Awards to a revocable intervivos trust of which the Participant is the settlor, or may transfer Awards to any member of the Participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant’s immediate family, any partnership or limited liability company whose only partners or members are members of the Participant’s immediate family or an organization described in Code §501(c)(3) (“Permissible Transferees”). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee may not retransfer an Award except by will or the laws of descent and distribution and then only to another Permissible Transferee.

12.03

Beneficiary Designation. Subject to the terms, restrictions and conditions specified in the Plan and the associated Award Agreement, each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any Award that is unpaid or unexercised at the Participant’s death. Unless otherwise provided in the Beneficiary designation, each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated Beneficiary will be based only on the information included in the latest Beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

12.04	No Guarantee of Continuing Services. Except as specifically provided elsewhere in the Plan, nothing in the Plan may be construed as:

[1]	Conferring on any Participant any right to continue as a director of the Company or any Related Entity;

[2]	Guaranteeing that any Director will be selected to be a Participant; or

[3]	Guaranteeing that any Participant will receive any Awards.

12.05

No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its Directors, in cash or property, in a manner not expressly authorized under the Plan.

12.06	Requirements of Law. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agency or exchange, market or other quotation system on or through which the Company’s securities are then traded. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any exchange, market or other quotation system on or through which the Company’s securities are then traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

12.07	Governing Law. The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.

4470-PS-06

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the following nominees:

	For	Withhold

01 - Yvette McGee Brown	☐	☐

02 - Thomas D. Igoe	☐	☐

03 - Steven Schottenstein	☐	☐

B    Proposals

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain

2.	To approve the adoption of the M/I Homes, Inc. 2006 Director Equity Incentive Plan.	☐	☐	☐

3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the 2006 fiscal year.	☐	☐	☐

C    Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name or names appear hereon. Joint owners should each sign. Executors, administrators, trustees, guardians and others should give their full title. Corporations and partnerships should sign in their full name by president or other authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

■	1 U P X	0 0 7 9 6 0 +

Proxy

M/I HOMES, INC.

3 Easton Oval, Columbus, Ohio 43219

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders April 27, 2006.

The undersigned hereby appoints Robert H. Schottenstein and J. Thomas Mason and each of them, proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders to be held on April 27, 2006, or any adjournment thereof, and to vote all Common Shares of M/I Homes, Inc. which the undersigned is entitled to vote at such Annual Meeting or any adjournment thereof as set forth below:

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no directive is made and if permitted by applicable law, the Common Shares represented by this Proxy will be voted “FOR” the election of the named nominees for directors, “FOR” the proposal to approve the adoption of the M/I Homes, Inc. 2006 Director Equity Incentive Plan and “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the 2006 fiscal year. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, or if a nominee for election as a director named in the Proxy Statement is unable to serve or for good cause will not serve, the Common Shares represented by this Proxy will be voted in the discretion of the Proxies on such matters or for such substitute nominee(s) as the directors may recommend.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders, dated March 24, 2006, the Proxy Statement furnished therewith, and the M/I Homes, Inc. 2005 Annual Report which includes the Annual Report on Form 10-K of M/I Homes, Inc. for the fiscal year ended December 31, 2005. Any proxy heretofore given to vote the Common Shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders is hereby revoked.

UNLESS VOTING ELECTRONICALLY OR TELEPHONICALLY, PLEASE COMPLETE, SIGN, DATE AND

RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet
• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Daylight Time on April 26, 2006. THANK YOU FOR VOTING